Exhibit 99.1

Contacts:
Brian W. Poff	Scott Brittain
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7308
Addus HomeCare Corporation	scott.brittain@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES SECOND-QUARTER 2018 FINANCIAL RESULTS

Diluted EPS Increases 56.5% to $0.36; Adjusted Diluted EPS Grows 31.6% to $0.50

Net Income Increases 59.1% to $4.3 Million

Adjusted EBITDA Increases 32.3% to $11.3 Million

Revenues Grow 26.7% to $131.2 Million, with 3.7% Increase in Same-Store Sales

Frisco, Texas (August 6, 2018) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the second quarter and six months ended June 30, 2018.

Net service revenues increased 26.7% for the second quarter to $131.2 million from $103.6 million for the second quarter of 2017. Net income increased 59.1% to $4.3 million for the second quarter of 2018 from $2.7 million for the second quarter last year, while net income per diluted share increased 56.5% to $0.36 from $0.23. In addition, net income margin increased to 3.3% from 2.6%. Adjusted net income per diluted share grew 31.6% to $0.50 for the second quarter of 2018 from $0.38 for the second quarter of 2017. Adjusted net income per diluted share for the second quarter of 2018 excludes M&A expenses of $0.03; restructuring charges of $0.01; severance and other costs of $0.03; and stock-based compensation expense of $0.07. For the second quarter of 2017, adjusted net income per diluted share excludes a write off of debt issuance costs of $0.09; M&A expenses of $0.02; and stock-based compensation expense of $0.04. Adjusted EBITDA increased 32.3% to $11.3 million for the second quarter of 2018 from $8.6 million for the second quarter of 2017, and adjusted EBITDA margin expanded to 8.6% from 8.3%. (See page 8 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

For the first six months of 2018, net service revenues increased 17.3% to $240.7 million from $205.2 million for the first six months of 2017. Net income increased 31.6% to $9.2 million for the first half of 2018 from $7.0 million for the first half last year, while net income per diluted share increased 30.0% to $0.78 from $0.60. Adjusted net income per diluted share grew 29.2% to $0.93 for the first six months of 2018 from $0.72 for the same period in 2017.

“Addus continued to deliver profitable growth for the second quarter of 2018, both organically and through acquisitions,” commented Dirk Allison, President and Chief Executive Officer of Addus. “Our growth in net service revenues for the quarter included the impact of five acquisitions in the 12 months ended June 30, 2018, with aggregate annualized revenues of more than $130 million. The two largest of these acquisitions, Arcadia and Ambercare, were completed in the second quarter, on April 1st and May 1st, respectively. Addus also continued to benefit from organic revenue growth in the second quarter, with same-store sales increasing 3.7%, consistent with our target range of 3% to 5%.”

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ADUS Announces Second-Quarter 2018 Financial Results

August 6, 2018

For the second quarter, personal care net service revenues increased 20.8%, on growth in billable hours per business day of 17.0% and revenue per billable hour of 3.3%, compared with the second quarter last year. As previously discussed, the Company’s adoption of ASU 2014-09, Accounting for Contracts with Customers, effective as of January 1, 2018, reduced net service revenues by $2.3 million for the second quarter of 2018. This reduction affects the year over year comparability of net service revenues and expense items as a percentage of net service revenues, while not affecting net income, earnings per diluted share, adjusted EBITDA or adjusted earnings per diluted share. As a result of the Ambercare transaction, Addus is reporting revenue in the hospice and home health segments for the second quarter, in addition to personal care services.

The Company had cash of $69.2 million and bank debt of $103.7 million at the end of the second quarter of 2018, while availability under its revolving credit facility was $90.4 million. Net cash provided by operating activities was $5.9 million for the second quarter of 2018 compared with a net cash use of $21.0 million for the second quarter of 2017.

Mr. Allison concluded, “The integration of the two second-quarter acquisitions has gone smoothly, and they are performing to our expectations. The full integration of these two acquisitions is expected to be completed by year end. These transactions are consistent with our acquisition strategy, which includes a focus on companies that advance our ability to be one of the leading home care service providers in a market, expand our scope of home care services and are accretive to our financial results. Increasing industry consolidation pressures and recognition of our growing number of completed transactions have contributed to an expansion of our acquisition pipeline. We believe we are well positioned to complete additional acquisitions and are confident that, combined with continued organic growth, we will drive long-term growth in earnings and shareholder value.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, write off of debt issuance costs, interest income from the State of Illinois and gain on sale of ADS. The Company defines adjusted EBITDA as net income before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, interest income from the State of Illinois and gain on sale of ADS. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, August 7, 2018, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 6886568. A telephonic replay of the conference call will be available through midnight on August 21, 2018, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 6886568.

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ADUS Announces Second-Quarter 2018 Financial Results

August 6, 2018

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, any failure of Illinois to enact a minimum wage offset and/or the timing of any such enactment, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2018, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of home care services that include, primarily, personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 39,000 consumers through 157 locations across 25 states. For more information, please visit www.addus.com.

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ADUS Announces Second-Quarter 2018 Financial Results

August 6, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Net service revenues	$131,237	$103,559	$240,684	$205,165
Cost of service revenues	95,515	75,048	177,059	149,337

Gross profit	35,722	28,511	63,625	55,828
	27.2%	27.5%	26.4%	27.2%
General and administrative expenses	26,408	19,006	47,866	37,879
Gain on sale of adult day service centers	—	—	—	(2,065)
Depreciation and amortization	2,335	1,514	4,141	3,030
Provision for doubtful accounts	87	2,070	165	4,102

Total operating expenses	28,830	22,590	52,172	42,946

Operating income from continuing operations	6,892	5,921	11,453	12,882
Total interest expense, net	1,350	2,095	(62)	2,739
Other non-operating income	—	(44)	—	(101)

Income before income taxes	5,542	3,870	11,515	10,244
Income tax expense	1,245	1,170	2,360	3,285

Net income	$4,297	$2,700	$9,155	$6,959

Net income per diluted share	$0.36	$0.23	$0.78	$0.60

Weighted average number of common shares outstanding—diluted	11,838	11,622	11,767	11,604

Cash Flow Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$5,888	$(20,990)	$20,164	$(11,375)
Net cash (used in) provided by investing activities	(59,772)	(609)	(63,471)	629
Net cash provided by financing activities	59,695	18,316	58,770	18,606

Net change in cash	5,811	(3,283)	15,463	7,860
Cash at the beginning of the period	63,406	19,156	53,754	8,013

Cash at the end of the period	$69,217	$15,873	$69,217	$15,873

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ADUS Announces Second-Quarter 2018 Financial Results

August 6, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,
	2018	2017
Assets
Current assets
Cash	$69,217	$15,873
Accounts receivable, net	98,721	137,967
Prepaid expenses and other current assets	5,918	3,884

Total current assets	173,856	157,724

Property and equipment, net	8,398	7,191

Other assets
Goodwill	133,082	72,688
Intangible assets, net	28,090	13,170
Deferred tax assets	—	3,355
Investment in joint venture	—	900

Total other assets	161,172	90,113

Total assets	$343,426	$255,028

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,094	$3,430
Accrued expenses	45,901	40,590
Current portion of long-term debt, net of debt issuance costs	2,494	3,052
Current portion of contingent earn-out obligation	847	—

Total current liabilities	56,336	47,072

Long-term debt, less current portion, net of debt issuance costs	99,358	40,986
Deferred tax liabilities, net	946	—
Other long-term liabilities	427	—

Total long-term liabilities	100,731	40,986

Total liabilities	157,067	88,058

Total stockholders’ equity	186,359	166,970

Total liabilities and stockholders’ equity	$343,426	$255,028

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ADUS Announces Second-Quarter 2018 Financial Results

August 6, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenues by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Personal Care	$125,065	$103,559	$234,512	$205,165
Hospice	4,649	—	4,649	—
Home Health	1,523	—	1,523	—

Total Revenue	$131,237	$103,559	$240,684	$205,165

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ADUS Announces Second-Quarter 2018 Financial Results

August 6, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
General:
Adjusted EBITDA (in thousands) (1)	$11,320	$8,554	$20,054	$16,525
States served at period end	—	—	25	24
Locations at period end	—	—	157	110
Employees at period end	—	—	31,835	23,680

Personal Care
Average billable census—same store (2)	32,759	33,959	32,715	33,953
Average billable census—acquisitions	4,990	—	5,026	—
Average billable census total (2)	37,749	33,959	37,741	33,953
Billable hours (in thousands)	6,828	5,837	12,858	11,636
Average billable hours per census per month	59.8	57.3	56.5	57.1
Billable hours per business day	105,053	89,798	98,910	89,511
Revenues per billable hour	$18.32	$17.74	$18.24	$17.63

Hospice
Admissions	250	—	250	—
Average daily census	541	—	541	—
Average length of stay	157.8	—	157.8	—
Patient days	32,600	—	32,600	—
Revenue per patient day	$142.60	$—	$142.60	$—

Home Health
New Admissions	388	—	388	—
Recertifications	369	—	369	—
Total Volume	757	—	757	—
Visits	12,857	—	12,857	—

Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	57.9	66.0	59.4	65.4
Managed care organizations	34.6	31.3	34.8	31.8
Private duty	4.5	2.0	4.0	2.1
Commercial	1.5	0.7	1.0	0.7
Other	1.5	—	0.8	—

Hospice
Medicare	93.7	—	93.7	—
Managed care organizations	6.3	—	6.3	—

Home Health
Medicare	92.2	—	92.2	—
Managed care organizations	7.1	—	7.1	—
Other	0.7	—	0.7	—

(1)

We define Adjusted EBITDA as net income before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)	Exited sites would have reduced same store census for the three months ended June 30, 2017 by 190 and the six months ended June 30, 2017 by 261.

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ADUS Announces Second-Quarter 2018 Financial Results

August 6, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$4,297	$2,700	$9,155	$6,959
Interest expense, net	1,350	2,095	2,192	1,416
Interest income from Illinois	—	—	(2,253)	—
Write off debt issuance costs	—	—	—	1,323
Gain on sale of adult day service centers	—	—	—	(2,065)
Other non-operating income	—	(44)	—	(101)
Income tax expense	1,245	1,170	2,360	3,285
Depreciation and amortization	2,335	1,514	4,141	3,030
M&A expenses	530	405	1,532	649
Stock-based compensation expense	997	664	1,856	1,091
Restructure charges	169	44	492	44
Severance and other costs	397	6	579	894

Adjusted EBITDA	$11,320	$8,554	$20,054	$16,525

Reconciliation of Adjusted Net Income to Net Income: (2)
Net income	$4,297	$2,700	$9,155	$6,959
Interest income from Illinois, net of tax	—	—	(1,790)	—
Gain on sale of adult day service centers, net of tax	—	—	—	(1,320)
Write off debt issuance costs, net of tax	—	917	—	893
M&A expenses, net of tax	420	275	1,218	438
Stock-based compensation expense, net of tax	792	452	1,476	736
Restructuring charges, net of tax	134	30	391	30
Severance and other costs, net of tax	316	4	460	603

Adjusted Net Income	$5,959	$4,378	$10,910	$8,338

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)
Net income per diluted share	$0.36	$0.23	$0.78	$0.60
Interest income from Illinois per diluted share	—	—	(0.15)	—
Write off debt issuance costs per diluted share	—	0.09	—	0.09
Gain on sale of adult day service centers per diluted share	—	—	—	(0.12)
M&A expenses per diluted share	0.03	0.02	0.10	0.04
Restructure charges per diluted share	0.01	—	0.03	—
Severance and other costs per diluted share	0.03	—	0.04	0.05
Stock-based compensation expense per diluted share	0.07	0.04	0.13	0.06

Adjusted net income per diluted share	$0.50	$0.38	$0.93	$0.72

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)
Net service revenues	$131,237	$103,559	$240,684	$205,165
Revenues associated with the closure of certain sites	(1)	(262)	2	(1,253)

Adjusted net service revenues	$131,236	$103,297	$240,686	$203,912

(1)

We define Adjusted EBITDA as earnings before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure expenses, severance and other costs and gain on the sale of ADS. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before interest income from the state of Illinois, M&A expenses, stock-based compensation expense, restructure expenses, severance and other costs and gain on the sale of ADS. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income from the State of Illinois, M&A expenses, stock compensation expense and restructure expense, severance and other costs and gain on the sale of ADS. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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